EXHIBIT 1.A.(6)(c)

                   BY-LAWS OF PHOENIX LIFE AND ANNUITY COMPANY



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board\bylaws\plac.001
                                     BYLAWS
                                       OF
                        PHOENIX LIFE AND ANNUITY COMPANY


                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS


       SECTION 1.01 ANNUAL MEETINGS. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as properly may come before such meetings shall be held in Hartford, Connecticut, or in such other place as the Board of Directors may from time to time determine on the 2nd Tuesday of March in each year, or on such other date as the directors may from time to time determine.

       SECTION 1.02 SPECIAL MEETINGS. Special meetings of the shareholders for any proper purpose or purposes may be called at any time by the President or the Board of Directors, to be held on such date and at such time and place within or without the State of Connecticut, as shall be designated by the President or the Board of Directors, whichever shall have called the meeting.

       SECTION 1.03 NOTICE OF MEETING. Written notice, signed by (or bearing the printed name or facsimile signature of) the President or the Secretary, of every meeting of shareholders stating the purpose or purposes for which the meeting is called, and the date and time when, and the place where, it is to be held shall be delivered either personally or by mail, to each shareholder entitled to vote at such meeting not fewer than ten nor more than fifty days before the meeting, except as otherwise provided by statute. If mailed, such notice shall be directed to each shareholder at the address of such shareholder appearing on the books of the Company, unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

       SECTION 1.04 QUORUM. The presence at any meeting, in person or by proxy, of the holders of record of a majority of the Company's voting stock interests then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by statute.

       SECTION 1.05 ADJOURNMENTS. In the absence of a quorum, any officer entitled to preside at or act as a secretary of such meeting may adjourn the meeting from time to time until a quorum shall be present.


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       SECTION 1.06 VOTING. Directors shall be chosen by a plurality of the votes cast at the election thereof, and, except as otherwise provided by statute, all other questions shall be determined by a majority of the votes cast thereon.

       SECTION 1.07 PROXIES. Any shareholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing by such member or by his duly authorized attorney.


                                   ARTICLE II
                               BOARD OF DIRECTORS

       SECTION 2.01 NUMBER. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors but shall be no fewer than two nor more than fifteen. Directors shall be at least eighteen years of age at the time of their election.

       SECTION 2.02 ELECTION AND TERM OF OFFICE. Directors shall be elected at the annual meeting of the shareholders. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until his successor shall have been elected and qualified or until his earlier death, resignation or removal in the manner hereinafter provided.

       SECTION 2.03 VACANCIES AND ADDITIONAL DIRECTORSHIPS. If any vacancy shall occur among the directors by reason of death, resignation or removal, or as the result of an increase in the number of directorships, the directors then in office shall continue to act and may fill any such vacancy by a vote of the directors then in office, though less than a quorum.

       SECTION 2.04 MEETINGS. A meeting of the Board of Directors shall be held for organization, election of officers and the transaction of such other business as may properly come before the meeting, within thirty (30) days after each annual election of directors.

       The Board of Directors may, by resolution, provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business.

       Special meetings of the Board of Directors may be called by the President or any two directors. Except as otherwise required by statute, notice of such special meeting shall be mailed to each director, addressed to him at his residence or usual place of

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business, or shall be sent to him at such place by telegram or cable, or telephoned or delivered to him personally, not later than two days before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but unless otherwise required by statute, the Articles of Organization or these Bylaws, need not state the purposes thereof.

       Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing or by telegram or cable.

       SECTION 2.05 QUORUM. At any meeting of the Board of Directors, a majority of directors shall constitute a quorum. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Articles of Organization or these Bylaws.

       SECTION 2.06 RESIGNATION OF DIRECTORS. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, then upon receipt thereof by the Board of Directors or the officer to whom directed; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       SECTION 2.07 REMOVAL OF DIRECTORS. At any special meeting of the shareholders, duly called as provided in these Bylaws, any director or directors may, by the affirmative vote of the holders of a majority of all the Company's voting stock interests outstanding and entitled to vote for the election of directors, be removed from office, either with or without cause. At such meeting, a successor or successors may be elected by plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 2.03.


                                   ARTICLE III
                                   COMMITTEES

       SECTION 3.01 The Board of Directors shall be authorized to establish such committees of the Board as it shall from time to time determine, and to appoint such persons as members thereof as it shall from time to time determine. All committees shall perform duties and exercise such powers as may be delegated from time to time by the Board of Directors.

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                                   ARTICLE IV
                                    OFFICERS

       SECTION 4.01 NUMBER. At the annual meeting, the Board of Directors shall elect from its members a Chairman of the Board. The Board shall also elect a President, a Treasurer and a Secretary, but the same person may not serve concurrently as President and Secretary. The Board may also elect one or more Vice Presidents.

       SECTION 4.02 ELECTION, TERM OF OFFICE AND QUALIFICATIONS. Each officer (except such officers as may be appointed in accordance with the provisions of Section 3.03) shall be elected by the Board of Directors. Each such officer (whether elected at the first meeting of the Board of Directors after the annual meeting of shareholders or to fill a vacancy or otherwise) shall hold his office until the first meeting of the Board of Directors after the next annual meeting of shareholders and until his successor shall have been elected, or until his death or until he shall have resigned in the manner provided in Section 3.04 or shall have been removed in the manner provided in Section 3.05.

       SECTION 4.03 SUBORDINATE OFFICERS AND AGENTS. The Board of Directors from time to time may appoint other officers or agents (including one or more Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers), to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

       SECTION 4.04 RESIGNATIONS. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or the officer to whom directed.

       SECTION 4.05 REMOVAL. Any officer specifically designated in Section 3.01 may be removed at any time, either with or without cause, at any meeting of the Board of Directors by the vote of a majority of all the directors then in office. Any officer or agent appointed in accordance with the provisions of
Section 3.03 may be removed, either with or without cause, by the Board of Directors at any meeting, by the vote of a majority of the directors present at such meeting or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

       SECTION 4.06 VACANCIES. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment of such office.

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       SECTION 4.07 THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors, if present, and shall, in general, perform all duties incident to the office of Chairman of the Board and such other duties as may be assigned to him by the Board of Directors.

       SECTION 4.08 THE PRESIDENT. Subject to the direction of the Board of Directors, the President shall have general charge of the business, affairs and property of the Company and general supervision over its officers and agents. If present, he shall preside at all meetings of shareholders and he shall effectuate or cause to be effectuated all orders and resolutions of the Board of Directors. He may sign, with any other officer thereunto duly authorized, certificates of stock of the Company, the issuance of which shall have been duly authorized (his signature to which may be a facsimile signature), and may sign and execute in the name of the Company deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time, he shall report to the Board of Directors all matters within his knowledge which the interests of the Company my require to be brought to their attention. He shall also perform such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors.

       SECTION 4.09 THE VICE PRESIDENTS. Any Vice President may sign and execute in the name of the Company deeds, mortgages, bonds and other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. Each Vice President shall perform such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the President.

       SECTION 4.10 THE SECRETARY.  The Secretary shall:

                           a. record all proceedings of the meetings of the shareholders, the Board of Directors and the actions of any committees so requesting in a book or books to be kept for that purpose;

                           b. cause all notices to be duly given in accordance with provisions of these Bylaws and as required by statute;

                           c. be custodian of the records of the Company;

                           d. cause to be properly kept and filed the lists, books, reports, statements, certificates and other documents and records required by statute;

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                           e. have charge of the books of the Company reflecting
       shareholder interests, and exhibit such books at such times and to such persons as shall be required by law or by the Board of Directors; and

                           f. in general, perform all duties incident to the office of Secretary and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the President.

       SECTION 4.11 ASSISTANT SECRETARIES. At the request of the Secretary or in his absence or disability, the Assistant Secretaries designated by the Board of Directors or the President shall perform all duties of the Secretary and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors or the President.

       SECTION 4.12 THE TREASURER.  The Treasurer shall:

                           a. have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Company;

                           b. cause the moneys and other valuable effects of the Company to be deposited in the name and to the credit of the Company in such banks or trust companies or with such bankers or other depositories as shall be selected in accordance with Section 5.03 of these Bylaws or to be otherwise dealt with in such manner as the Board of Directors may direct;

                           c. cause the funds of the Company to be disbursed by checks or drafts upon the authorized depositories of the Company, and cause to be taken and preserved proper vouchers for all moneys disbursed;

                           d. render to the Board of Directors or the President, when requested, a statement of the financial condition of the Company and of all his transactions as Treasurer;

                           e. cause to be kept at the offices of the Company correct books of account of all its business and transactions and such duplicate books of account as he shall determine and upon proper application cause such books or duplicates thereof to be exhibited to any director;

                           f. be empowered, from time to time, to require from the officers or agents of the Company reports or statements giving such information as he may desire with respect to any and all financial transactions of the Company; and

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                           g. in general, perform all duties incident to the
       office of Treasurer and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the President.

       SECTION 4.13 ASSISTANT TREASURERS. At the request of the Treasurer or in his absence or disability, the Assistant Treasurers designed by him (or in the absence of such designation, the Assistant Treasurers designated by the Board of Directors or the President) shall perform all duties of the Treasurer; and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President or the Treasurer.

       SECTION 4.14 SALARIES. The salaries of the officers of the Company shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 3.03. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Company.

       SECTION 4.15 SURETY BONDS. If the Board of Directors shall so require, any officer or agent of the Company shall execute such bond to the Company in such sum and with such surety or sureties, conditioned upon the faithful discharge of his duties, and containing such other conditions, as the Board of Directors may direct.


                                    ARTICLE V
                                 INDEMNIFICATION

       SECTION 5.01 Each person who is or was a director or officer of the Company (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Company as of right to full extent permitted or authorized by the laws of the State of Connecticut against any liability, cost or expense asserted against him and incurred by him by reason of his capacity as a director or officer, or arising out of his status as a director or officer. The Company may, but shall not be obligated to, maintain insurance at its expense to protect itself and any such person against any such liability, cost or expense.


                                   ARTICLE VI
             EXECUTION OF INSTRUMENTS AND DEPOSIT OF CORPORATE FUNDS

       SECTION 6.01 EXECUTION OF INSTRUMENTS GENERALLY. The President, any Vice President, the Secretary and the Treasurer, subject to the approval of the Board of Directors, are each authorized to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company. The Board of Directors may

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authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, and such authorization may be general or confined to specific instances.

       SECTION 6.02 BORROWING. No loans or advances shall be obtained or contracted for by or on behalf of the Company and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Company thereunto so authorized may obtain loans and advances for the Company and, for such loans and advances, may make, execute and deliver promissory notes, bonds or other evidences of indebtedness issued in the name of the Company. Any officer or agent of the Company thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Company any and all stocks, bonds, other securities and other personal property at any time held by the Company and, to that end, may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

       SECTION 6.03 DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such banks or other depositories as the Board of Directors may select, or as may be selected by an officer or officers or agent or agents authorized so to do by the Board of Directors from time to time may determine.

       SECTION 6.04 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers or agent or agents of the Company and in such manner as from time to time shall be determined by the Board of Directors.

       SECTION 6.05 PROXIES. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Company may be executed and delivered from time to time on behalf of the Company by the President or by any other person or persons thereunto authorized by the Board of Directors.


                                   ARTICLE VII
                                 CORPORATE SEAL

       SECTION 7.01 The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Connecticut and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

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                                  ARTICLE VIII
                                   FISCAL YEAR

       SECTION 8.01 The fiscal year of the Company shall begin on the first day of January in each year and end on the thirty-first day of December in each year.


                                   ARTICLE IX
                                   AMENDMENTS

       SECTION 9.01 BY SHAREHOLDERS. New Bylaws may be adopted and Bylaws may be amended or repealed by action of the holders of a majority of the Company's outstanding voting stock; provided that the notice of any meeting of shareholders at which Bylaws are adopted, amended or repealed shall include notice of such proposed action.

       SECTION 9.02 BY BOARD OF DIRECTORS. The Board of Directors shall have the power to amend, repeal or adopt Bylaws at any regular or special meeting; provided, however, any Bylaw adopted by the Board of Directors may be amended or repealed by action of the holders of a majority of the Company's issued and outstanding voting stock of the Company.



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